Exhibit 10.1

AMENDMENT TO NOTE

AMENDMENT TO NOTE dated as of January 7th, 2021, by and between PROFESSIONAL HOLDING CORP. (the “Borrower”) and Valley National Bank, a national banking association with an address of 1455 Valley Road, Wayne, New Jersey 07470 (the “Bank”).

RECITALS

The Borrower executed and delivered in favor of the Promissory Note (Revolving) dated December 19, 2019 (as previously amended, modified or supplemented, the “Note”), and Loan Agreement dated December 19, 2019 evidencing the Borrower’s indebtedness to the Bank in the original principal sum of $10,000,000.00 in connection with a revolving line of credit extended to the Borrower by the Bank (the “Revolving Loan”). Unless otherwise expressly provided herein, all capitalized terms used in this Amendment to Note (the “Amendment”) shall have the respective meanings ascribed to such terms in the Note.

The Borrower has requested that the Bank modify the Note, and the Bank is willing to comply with such request, but only upon and subject to the following terms and conditions.

NOW THEREFORE, in consideration of the premises and mutual covenants and promises exchanged herein, the parties hereto mutually agree as follows:

1.     The Note is hereby amended by the Borrower and the Bank effective the date hereof such that the Maturity Date of the Note is extended to March 19, 2021 (the “New Maturity Date”), on which New Maturity Date the Loan and all fees, costs, expenses and other amounts owing by the Borrower to the Bank shall be due and payable, in full, without further notice or demand. All references to the Maturity Date in the Loan Documents shall be modified accordingly. The Borrower hereby agrees to pay to the Bank all payments due prior to the New Maturity Date in accordance with the terms of the Note, as affected hereby, and that any failure to make any such payments in accordance with the terms of the Note shall be a default under this Agreement, the Note and each of the Loan Documents.

2.     It is expressly understood and agreed that all collateral security for the Loan prior to the amendments provided for herein is and shall continue to be collateral security for the Loan. Without limiting the generality of the foregoing, the Borrower hereby absolutely and unconditionally confirms that the Note and any and all agreements, documents and instruments executed pursuant to the Note by or for the benefit of the Borrower (collectively, the “Loan Documents”) continue in full force and effect, are ratified and confirmed, and are and shall continue to be applicable to the Note (as herein amended). In the event of any inconsistency between any terms and provisions of this Amendment and those of the Note and any of the other Loan Documents the terms and provisions of this Amendment shall control.

3.     In order to induce the Bank to enter in this Amendment the Borrower represents and warrants to the Bank that the principal balance outstanding as of the execution hereof is $0.00, and any and all representations and warranties made in the Note and the other Loan Documents are true and correct as of the date hereof, except as otherwise set forth in writing(s) to which the Bank is a party.

4.     The amendments set forth herein are limited precisely as written and shall not be deemed to (a) be a consent to, or waiver of, any other term or condition of the Note or of any of the other Loan Documents, or (b) prejudice any right or rights which the Bank may now have or may have in the future under or in connection with the Note or any of the other Loan Documents.

5.     It is expressly understood and agreed by the Borrower and the Bank that this Amendment amends the Note and does not reflect payment or satisfaction of amounts or other obligations of the Borrower due and owing or otherwise outstanding under the Loan Documents and is in no way intended to constitute a novation of the Borrower’s obligations under the Loan Documents.

6.     This Amendment shall be governed by the laws of the State of New Jersey.

7.     This Amendment may be executed in counterparts, each of which shall constitute an original, and each of which taken together shall constitute one and the same agreement.

8.     This Amendment shall be effective as of December 20, 2020.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their duly authorized officers, all as of the day and year first above written.

PROFESSIONAL HOLDING CORP.

By:	/s/ Daniel R. Sheehan
Daniel R. Sheehan, Chairman & CEO

VALLEY NATIONAL BANK

By:	/s/ Brian Foster
Brian Foster, Senior Vice President